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                                                                    Exhibit 99.2

                                  RESUMIX, INC.

                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           ADOPTED ON AUGUST 13, 1998

                   APPROVED BY SHAREHOLDERS ON AUGUST 13, 1998


1.    PURPOSE.

      (a) The purpose of the 1998 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each person who is a member of the Board of Directors (the "Board") of RESUMIX, INC, a New Jersey corporation (the "Company"), and who is not otherwise, at the time of grant of an option under the Plan, an employee of the Company or of any Affiliate of the Company (each such person being hereinafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

      (b) The word "AFFILIATE" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and shall be deemed to include the General Atlantic Partners family of investment funds. The term "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in


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accordance with the provisions of Section 25100(o) of the California Corporate
Securities Law of 1968.

      (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.    ADMINISTRATION.

      (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subsection 2(b).

      (b) The Board may delegate administration of the Plan to a committee comprising not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.    SHARES SUBJECT TO THE PLAN.

      (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate fifty thousand (50,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been


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exercised in full, the stock not purchased under such option shall again become available for the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.    ELIGIBILITY.

      Options shall be granted only to Non-Employee Directors of the Company.

5.    NON-DISCRETIONARY GRANTS.

      (a) Upon the date of the approval of the Plan by the Board (the "Adoption Date"), each person who is then a Non-Employee Director automatically shall be granted an option to purchase twenty-four thousand (24,000) shares of common stock of the Company on the terms and conditions set forth herein.

      (b) Each person who is, after the Adoption Date, elected for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or shareholders of the Company, be granted an option to purchase twenty-four thousand (24,000) shares of common stock of the Company on the terms and conditions set forth herein.

      (c) On the third anniversary from the date of grant of an option under subsection 5(a) or subsection 5(b), the holder of such an option who is then a Non-Employee Director, automatically shall be granted an option to purchase twenty-four thousand (24,000) shares of common stock of the Company on the terms and conditions set forth herein.

      (d) Notwithstanding the foregoing, if on a grant date under this Section 5, the number of shares reserved under the Plan and not subject to outstanding options is less than the number of shares to be granted subject to options on such date, then the number of such remaining shares


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shall be allocated first to the making of grants under subsection 5(b) of the
Plan (pro-rated if necessary), and any remaining number of such shares shall then be allocated pro-rata among the option grants to be made under subsection 5(c).

6.    OPTION PROVISIONS.

Each option shall be subject to the following terms and conditions:

      (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a Non-Employee Director of the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of termination of such service; PROVIDED, HOWEVER, that if such termination of service is due to (i) the optionee's death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death (ii) the optionee's disability, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee's disability. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company or any Affiliate only as to that number of shares as to which it was exercisable as of the date of termination of such service under the provisions of subsection 6(e).

      (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted. Notwithstanding the foregoing, prior to the effective date of the first registration of an equity security of the Company under
Section 12 of the Securities Exchange Act of 1934, as amended, if any person to whom an option is to be granted under the Plan owns stock possessing more than


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ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of any of its Affiliates, the option exercise price shall be one hundred ten percent (110%) of the fair market value of such stock at the date of grant.

      (c) The optionee may elect to make payment of the exercise price under one of the following alternatives:

            (i) Payment of the exercise price per share in cash at the time of exercise; or

            (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or

            (iii) Payment by a combination of the methods of payment specified in subsection 6(c)(i) and 6(c)(ii) above. Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Company's common stock or pursuant to the terms of irrevocable instructions issued by the optionee prior to the issuance of shares of the Company's common stock.

      (d) An option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or


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legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

      (e)   The option shall become exercisable as follows:

            (i) The option shall become exercisable, starting from the grant date, at the rate of one thirty-sixth (1/36th) of the number of shares subject to the option at the end of each month for so long as the optionee continues service as a Non-Employee Director of the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

            (ii) In the event the optionee's service as a Non-Employee Director terminates as a result of the optionee's death, the vesting of the option that would have occurred under the option, but for the optionee's death, during the period beginning on the date of death and ending on the date that is six (6) months from the date of death, shall accelerate and the option shall be exercisable for such number of shares in addition to the number of shares for which it was exercisable on the date of death.

            (iii) If so provided in the option agreement, the optionee may elect at any time before the optionee's service as a Non-Employee Director terminates to exercise the option as to any part or all of the shares subject to the option prior to the full vesting of the option. Any unvested shares so purchased shall be subject to an unvested share repurchase option in favor of the Company. The price of any such repurchase option shall be the original purchase price (or the exercise price).


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      (f)   The Company may require any optionee, or any person to whom an option is transferred under subsection 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionee or permitting the optionee to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

      (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.


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      (h)   The Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that any optionee not sell or otherwise transfer or dispose of any shares of common stock or other securities of the Company during such period (not to exceed one hundred eighty
(180) days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters.

7.    COVENANTS OF THE COMPANY.

      (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.


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9.    MISCELLANEOUS.

      (a) Neither an optionee nor any person to whom an option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

      (b) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

      (c) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or shareholders or any Affiliate to remove any Non-Employee Director pursuant to the Company's By-Laws and the provisions of the California General Corporation Law (or the applicable laws of the Company's state of incorporation if the Company's state of incorporation should change in the future).

      (d) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

      (e) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or


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to evidence the removal of any restrictions on transfer, that such Non-Employee
Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

      (f) As used in this Plan, "fair market value" means, as of any date, the value of the common stock of the Company determined as follows and in each case in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations:

            (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

            (ii) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

            (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.


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10.   ADJUSTMENTS UPON CHANGES IN STOCK.

      (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

      (b)   "CORPORATE-DEFINING EVENT" means:

            (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company, or

            (ii) a merger or consolidation in which the Company is not the surviving corporation, or

            (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or

            (iv) after the Listing Date, the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan,


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or related trust, sponsored or maintained by the Company or any Affiliate of the
Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, or

            (v) after the Listing Date, individuals who, as of the date of the adoption of this Plan, are members of the Board (the "Incumbent Board"), ceasing for any reason to constitute at least fifty percent (50%) of the Board, unless the election, or nomination for election, by the Company's shareholders of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, in which case such new director shall be considered as a member of the Incumbent Board.

      (c) If there is a Corporate-Defining Event, then to the extent not prohibited by applicable law, the vesting of options outstanding under the Plan shall accelerate in full prior to such Corporate-Defining Event and (i) if the Corporate-Defining Event is described under subsections 10(b)(i), 10(b)(ii), or 10(b)(iii), then the options shall terminate if neither exercised after such acceleration and at or prior to such event, nor assumed or converted into substantially similar options; or (ii) if the Corporate-Defining Event is described under subsections 10(b)(iv) or 10(b)(v), then the options shall otherwise continue in accordance with their terms and the Plan.

      (d) Notwithstanding other provisions of the Plan: if potential acceleration of vesting (and exercisability) would BY ITSELF result in a transaction that would otherwise be eligible to be accounted for as a "pooling of interests" accounting transaction becoming ineligible for such accounting treatment; and the potential acquiring or surviving corporation of the transaction


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desires to account for such transaction as a "pooling of interests" transaction, then such acceleration shall not occur. Additionally, in the event that the restrictions upon acceleration provided for in the immediately preceding sentence BY ITSELF would result in the transaction becoming ineligible to be accounted for as a "pooling of interests" accounting transaction, then such restrictions (and such acceleration) shall be deemed inoperative. Accounting issues shall be determined by the Company's independent public accountants applying generally accepted accounting principles.

11.   AMENDMENT OF THE PLAN.

      (a) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan. Except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares which may be issued under the Plan;

            (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

            (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3 or Section 162(m) of the Internal Revenue Code.

      (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.


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12.   TERMINATION OR SUSPENSION OF THE PLAN.

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.

      (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

13.   EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

      (a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the shareholders of the Company.

      (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subsection 13(a) above has been met.


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